UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): September 30, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Initial Depositor

(Exact name of Registrant as specified in its charter)

Utilities HOLDRS (SM) Trust

[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15963 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

______________

250 Vesey Street

New York, New York 10281

(Address of principal executive offices and zip code)

(212) 449-1000

(Registrant’s telephone number, including area code)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The merger between TXU Corporation (NYSE ticker “TXU”), an underlying constituent of the Utilities HOLDRS Trust, and Texas Energy Future Merger Sub Corp. became effective on October 10, 2007. As a result, effective close of business October 17, 2007, TXU Corporation will no longer be an underlying constituent of the Utilities HOLDRS Trust. For the 24 shares of TXU Corporation represented by each 100 share round lot of Utilities HOLDRS, The Bank of New York will receive $1,662.00.

Due to the 2 for 1 stock split of Dominion Resources, Inc., the quantity of shares of Dominion Resources, Inc. (NYSE ticker “D”), an underlying constituent of the Utilities HOLDRS Trust, represented by each 100 share round lot of Utilities HOLDRS increased to 22 (from 11). As a result, effective November 26, 2007, creations of Utilities HOLDRS will require 22 shares of Dominion Resources, Inc. per round lot of 100 Utilities HOLDRS.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits

99.1	Utilities HOLDRS Trust Prospectus Supplement dated September 30, 2007 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

Date: November 14, 2007	By:	/s/ Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Utilities HOLDRS Trust Prospectus Supplement dated September 30, 2007 to Prospectus dated August 15, 2007.

4